Exhibit C-191



                 INCENTIVE COMPENSATION PLAN FOR ELECTED OFFICERS OF
                            PENNSYLVANIA ELECTRIC COMPANY
                      (AS AMENDED AND RESTATED FEBRUARY 6, 1997)



          1.   Purpose.

                    The purpose of the Incentive Compensation Plan for Elected Officers of Pennsylvania Electric Company (the "Plan") is to attract and retain highly qualified employees, to obtain from each the best possible performance, and to underscore the importance to them of achieving particular business objectives established for Pennsylvania Electric Company and its affiliates.


          2.   Definitions.

                    For the purposes of the Plan, the following terms shall have the following meanings:

                         A. Awards. Incentive Compensation Awards made pursuant to the Plan.

                         B. Board. The Board of Directors of GPU, Inc. unless otherwise specified.

                         C. Change in Control. A "Change in Control" shall mean the occurrence of:

                              (1) An acquisition (other than directly from the Corporation) of any common stock of the Corporation ("Common Stock") or other voting securities of the Corporation entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the

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                    Corporation or (ii) any corporation or other Person of
                    which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Corporation (for purposes of this definition, a "Subsidiary"), (B) the Corporation or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                              (2)  The individuals who, as of August 1,
                    1996, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board; provided, however, that if the election, or nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                              (3)  The consummation of:

                                   (A)  A merger, consolidation or
                    reorganization with or into the Corporation or in which securities of the Corporation are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued where:

                                        (i)       the shareholders of the
                    Corporation, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,




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                                        (ii)      the individuals who were
                    members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least seventy percent (70%) of the members of the board of directors of the Surviving Corporation, or a corporation, directly or indirectly, beneficially owning a majority of the Voting Securities of the Surviving Corporation, and

                                        (iii)     no Person other than (w)
                    the Corporation, (x) any Subsidiary, (y) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Corporation or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or common stock of the Corporation, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                                   (B)  A complete liquidation or
                    dissolution of the Corporation; or

                                   (C)  The sale or other disposition of
                    all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).

                              Notwithstanding the foregoing, a Change in
                    Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Corporation which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.




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                         D.   Committee.  The Personnel, Compensation and
                    Nominating Committee of the Board or any successor thereto.

                         E.   Company.  Pennsylvania Electric Company.

                         F.   Corporation.  GPU, Inc.

                         G.   Employee.  An individual who was on the
                    active salaried payroll of the Company or an affiliate of the Company at any time during the period for which an Award is made.

                         H. Executive Committee. The Executive Committee of the Board of Directors of the Company.

                         I. Officer. An Officer of the Company who is elected by the Company's Board of Directors and is an Employee of the Company, but not including Assistant Comptrollers, Assistant Secretaries and Assistant Treasurers.

                         J.   Performance Period.  The fiscal year
                    (currently the calendar year) for which Awards are made.


          3.   Effective Date.

                    The effective date of the Plan is July 1, 1987.


          4.   Amounts Available for Awards.

                    A. The aggregate amount available for Awards for any Performance Period shall be determined by the Board upon the recommendation of the Committee.

                    B. No Awards shall be made for a Performance Period if during such Performance Period no dividends were declared or paid on shares of Common Stock.


          5.   Eligibility for Awards.

                    A. The Executive Committee shall determine the Officers, if any, who are eligible for Awards for each Performance Period, subject, in the case of the President and of Officers who are also Officers of the Corporation, to the concurrence of the Board.

                    B. The Executive Committee may include, among Officers eligible for Awards for a Performance Period, Officers whose employment terminated (whether by reason of retirement, death, disability or other cause) during such Performance Period.

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          6.   Determination of Amounts of Awards.

                    A. The Executive Committee shall determine the amounts of Awards subject, in the case of Officers who are also Officers of the Corporation, to the concurrence of the Board, either at or following the end of the Performance Period to which they relate. The amount of the Awards to be made for any Performance Period shall be so determined in accordance with the methods and procedures set forth in the GPU System Officer Incentive Compensation Plan Administrative Manual as in effect for such Performance Period (the "Manual").

                    B. Notwithstanding the foregoing or any other provision herein or in the Manual to the contrary, if a Change in Control occurs, then in respect of the Performance Period in which the Change in Control occurs (and in respect of the previous Performance Period if the Change in Control occurs prior to the time Awards for such Performance Period have been made), the following provisions shall apply:

                         (i) each objective of the Company's for each such Performance Period shall be deemed to have been 100% achieved;

                         (ii) the Company's Final Pool for each such Performance Period shall be deemed to be 100% of the Company's Target Pool for each such Performance Period (or if, as of the date of the Change in Control, the Target Pool has not been determined for the Performance Period, the Target Pool for the immediately preceding Performance Period);

                         (iii)     each Officer who, prior to the
          occurrence of such Change in Control, was determined to be eligible for an Award for each such Performance Period ("Eligible Officer") shall be entitled to receive an Award for each such Performance Period;

                         (iv) the amount of the Award to be made to each Eligible Officer shall be determined by multiplying the Company's Final Pool for each such Performance Period by a fraction the numerator of which is the amount of the Eligible Officer's annual base salary that was taken into account in determining the Company's Target Pool for each such Performance Period, and the denominator of which is the aggregate amount of the Annual Base Salaries of all Eligible Officers so taken into account; provided, however, that in the event an Eligible Officer is terminated by the Company without "Cause" (as defined below) during the Performance Period in which a Change in Control occurs, the amount of the Award to be made to such Eligible Officer in respect of that Performance Period shall be the amount determined above multiplied by a fraction, the numerator of which is the number of days that have elapsed since the end of the immediately preceding Performance Period through the date of termination and the denominator of which is 365.


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          A termination is for Cause if the Eligible Officer is convicted of a felony or where the Eligible Officer (1) intentionally and continually failed substantially to perform his or her reasonably assigned duties with the Company (other than a failure resulting from the Eligible Officer's incapacity due to physical or mental illness) which failure continued for a period of at least thirty
          (30) days after a written notice of demand for substantial performance, signed by a duly authorized officer, has been delivered to the Eligible Officer specifying the manner in which he or she has failed substantially to perform, or (2) intentionally engaged in conduct which is demonstrably and materially injurious to the Corporation or the Company. No act, nor failure to act, on the Eligible Officer's part, shall be considered "intentional" unless he or she has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Eligible Officer's action or failure to act was in the best interest of the Corporation and the Company.


          7.   Form of Awards.

                    Awards shall be made in cash.


          8.   Payment of Awards.

                    Unless it has been deferred pursuant to the GPU System Companies Deferred Compensation Plan, an Award shall be paid as soon as practicable after it is made, but in any event by no later than 60 days after the date on which the Award has been made; provided, however, that if an Eligible Officer is entitled to a pro-rated Award pursuant to the proviso in Section 6.B(iv), such pro-rated Award shall be paid within twenty (20) days after the Eligible Officer's date of termination.


          9.   Special Awards and Other Plans.

                    Nothing contained in the Plan shall prohibit the Company from granting special performance or recognition awards under such conditions, and in such form and manner as it sees fit, or from establishing other incentive compensation plans providing for the payment of incentive compensation to Employees; provided, however, that an Officer who receives an Award under this Plan shall not receive an award for the same Performance Period under any other annual incentive plan.


          10.  Amendment and Interpretation of the Plan.

                    A. Action to amend, modify, suspend or terminate the Plan may be taken by the Company either by resolution duly adopted by the Company's Board of Directors, or by an instrument in writing executed by an Officer of the Company to whom authority to adopt or approve amendments to the Plan has been

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          delegated pursuant to a resolution duly adopted by the Company's
          Board of Directors; provided, however, that any amendment to
          Section 4, Section 6 or this Section 10.A shall be subject to the concurrence of the Board; provided further, however, that Section 2.C, Section 6 and this Section 10 may not be amended or modified, and the Plan may not be suspended or terminated, (i) at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control, (ii) within six (6) months prior to, or otherwise in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, or (iii) following a Change in Control, if the amendment, modification, suspension or termination adversely affects the rights of any Eligible Officer under the Plan. No amendment or termination of the Plan shall reduce or otherwise adversely affect an Award already made hereunder without the consent of the Officer affected.

                    B. The Executive Committee is authorized to determine in its discretion all questions that may arise as to the construction or interpretation of the Plan, and to resolve any claims that may arise with respect to any Officer's rights or entitlement to any payment under the Plan. The decision of the Executive Committee with respect to any such questions or claims shall be final, conclusive and binding on all parties. Notwithstanding the foregoing, any decision made by the Executive Committee after the occurrence of a Change in Control shall be subject to judicial review under a "de novo", rather than a deferential, standard.


          11.  Miscellaneous.

                    A. All expenses and costs in connection with the operation of the Plan shall be borne by the Company.

                    B. All Awards under the Plan are subject to applicable withholding for federal, state and local taxes.

                    C. The Participation of any Officer in the Plan may be terminated at any time. No promise or representation, either express or implied, is made to any Officer with respect to continued employment, transfer or promotion because of his or her participation in the Plan.

                    D. Each Officer who is a participant in the Plan shall have the status of a general unsecured creditor of the Company with respect to any amounts payable to the Officer hereunder. The Plan shall constitute a mere promise by the Company to make payments in the future of the Awards provided for herein. It is the intention of the Company that the arrangements reflected in this Plan be treated as unfunded for tax purposes and, if it should be determined that Title I of ERISA is applicable to such arrangements, for purposes of Title I of ERISA.

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                    E.   An Officer's rights to payments under the Plan
          shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Officer or the Officer's beneficiary.



















































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